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EXHIBIT 32
                           CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with Amendment No. 1 to the Quarterly Report of AquaCell
                        ==================
Technologies, Inc. (the "Company") on Form 10-QSB-A for the first fiscal quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: August 3, 2005                          /s/ James C. Witham
      ==============                       -----------------------------------
                                           Name:  James C. Witham
                                           Title: Chief Executive Officer


Date: August 3, 2005                          /s/ Gary S. Wolff
      ==============                       -----------------------------------
                                           Name:  Gary S. Wolff
                                           Title: Chief Financial Officer